Western Alliance Bancorporation
One East Washington Street
Phoenix, AZ 85004
www.westernalliancebancorporation.com

PHOENIX--(BUSINESS WIRE)--October 19, 2017

THIRD QUARTER 2017 FINANCIAL RESULTS

Net income	Earnings per share	Net interest margin	Efficiency ratio	Book value per common share
$82.9 million	$0.79	4.65%	40.0%	$20.34
			40.0%, excluding non-operating adjustments[1]	$17.53, excluding intangible assets[1]

CEO COMMENTARY:
Robert Sarver, Chairman and CEO, commented, “The economy continues to steadily expand and our clients are growing their businesses. Our highly experienced bankers have deep local roots and are among the best and brightest in our markets. This quarter was marked by continued momentum in key financial metrics and reaffirms our outstanding 2017 results for shareholders. Tangible book value per share increased 5% to $17.53[1] from the prior quarter. Robust loan growth of $532 million and deposit growth of $874 million during the quarter has us well-positioned for future success. Our quarterly operating results, with net income of $82.9 million, EPS of $0.79 and an operating efficiency ratio of 40%[1] reflect our strong fundamentals."

LINKED-QUARTER BASIS	YEAR-OVER-YEAR

FINANCIAL HIGHLIGHTS:

▪	Net income and earnings per share of $82.9 million and $0.79, compared to $80.0 million and $0.76, respectively

▪	Net operating revenue of $211.5 million, an increase of 4.1%, or$8.3 million, and an increase in operating non-interest expenses of $0.8 million [1]

▪	Operating pre-provision net revenue of $122.7 million, up $7.5 million from $115.2 million [1]

▪	Net income of $82.9 million and earnings per share of $0.79, compared to $67.1 million and $0.64, respectively

▪	Net operating revenue of $211.5 million, an increase of 15.4%, or $28.3 million, and an increase in operating non-interest expenses of 7.8%, or $6.4 million[1]

▪	Operating pre-provision net revenue of $122.7 million, up $21.9 million from $100.8 million [1]

FINANCIAL POSITION RESULTS:

▪	Total loans of $14.52 billion, up $532 million

▪	Total deposits of $16.90 billion, up $874 million

▪	Stockholders' equity of $2.15 billion, up $87 million

▪	Increase in total loans of $1.49 billion

▪	Increase in total deposits of $2.46 billion

▪	Increase in stockholders' equity of $288 million

LOANS AND ASSET QUALITY:

▪	Nonperforming assets (nonaccrual loans and repossessed assets) to total assets of 0.42%[2], compared to 0.32%

▪	Annualized net charge-offs (recoveries) to average loans outstanding of 0.01%, compared to (0.03)%

▪	Nonperforming assets to total assets of 0.42%[2], compared to 0.53%

▪	Annualized net charge-offs (recoveries) to average loans outstanding of 0.01%, compared to 0.04%

KEY PERFORMANCE METRICS:

▪	Net interest margin of 4.65%, compared to 4.61%

▪	Return on average assets and return on tangible common equity[1] of 1.71% and 18.18%, compared to 1.71% and 18.42%, respectively

▪	Tangible common equity ratio of 9.4%, compared to 9.5% [1]

▪	Tangible book value per share, net of tax, of $17.53, an increase of 4.9% from $16.71 [1]

▪	Operating efficiency ratio of 40.0%, compared to 41.2% [1]

▪	Net interest margin of 4.65%, compared to 4.55%

▪	Return on average assets and return on tangible common equity[1] of 1.70% and 18.15%, compared to 1.61% and 17.74%, respectively

▪	Tangible common equity ratio of 9.4%, compared to 9.3% [1]

▪	Tangible book value per share, net of tax, of $17.53, an increase of 18.1% from $14.84 [1]

▪	Operating efficiency ratio of 40.0%, compared to 43.0% [1]

1 See reconciliation of Non-GAAP Financial Measures beginning on page 19.
2 Includes one loan with a net balance of $23 million, which the Company sold subsequent to quarter-end.

Income Statement
Net interest income was $201.6 million in the third quarter 2017, an increase of $8.8 million from $192.7 million in the second quarter 2017 and an increase of $29.0 million, or 16.8%, compared to the third quarter 2016. Net interest income in the third quarter 2017 includes $7.5 million of accretion income from acquired loans, compared to $7.1 million in the second quarter 2017, and $8.8 million in the third quarter 2016.
The Company’s net interest margin in the third quarter 2017 was 4.65%, an increase from 4.61% in the second quarter 2017, and from 4.55% in the third quarter 2016. The increase in net interest margin from the second quarter 2017 and the third quarter 2016 is attributable to higher yields on loans as a result of rising interest rates, as well as an increase in yields from investment securities.
Operating non-interest income was $9.9 million for the third quarter 2017, compared to $10.5 million for the second quarter 2017, and $10.7 million for the third quarter 2016.1 The decrease in operating non-interest income from the prior quarter primarily relates to a decrease in income from equity investments. The decrease in operating non-interest income from the third quarter 2016 is due primarily to a decrease in lending related income, resulting from decreased SBA income.
Net operating revenue was $211.5 million for the third quarter 2017, an increase of $8.3 million, or 4.1%, compared to $203.2 million for the second quarter 2017, and an increase of $28.3 million, or 15.4%, compared to $183.2 million for the third quarter 2016.1
Operating non-interest expense was $88.8 million for the third quarter 2017, compared to $88.0 million for the second quarter 2017, and $82.4 million for the third quarter 2016.1 Operating non-interest expense held relatively flat from the prior quarter as the decrease in legal, professional and directors' fees resulting from vesting of director restricted stock awards at the end of the second quarter 2017 was offset by increases in deposit costs and charitable contributions during the quarter. The increase in operating non-interest expense from the third quarter 2016 relates primarily to higher compensation costs resulting from an increase in the number of employees to support growth, as well as higher incentive compensation related to achievement of performance targets. The Company’s operating efficiency ratio1 on a tax equivalent basis was 40.0% for the third quarter 2017, compared to 41.2% for the second quarter 2017, and 43.0% for the third quarter 2016.
Net income was $82.9 million for the third quarter 2017, an increase of $2.9 million, or 3.6%, from $80.0 million for the second quarter 2017, and an increase of $15.8 million, or 23.6%, from $67.1 million for the third quarter 2016. Earnings per share was $0.79 for the third quarter 2017, compared to $0.76 for the second quarter 2017, and $0.64 for the third quarter 2016.
The Company views its operating pre-provision net revenue ("PPNR") as a key metric for assessing the Company’s earnings power, which it defines as net operating revenue less operating non-interest expense. For the third quarter 2017, the Company’s operating PPNR was $122.7 million, up 6.5% from $115.2 million in the second quarter 2017, and up 21.7% from $100.8 million in the third quarter 2016.1 The non-operating items1 for the third quarter 2017 consisted primarily of a net gain on sales of investment securities of $0.3 million, offset by a net loss on sales / valuations of repossessed and other assets of $0.3 million. The non-operating items1 for the third quarter 2016 consisted primarily of acquisition / restructure expenses of $2.7 million related to the HFF and system conversion costs.
The Company had 1,673 full-time equivalent employees and 47 offices at September 30, 2017, compared to 1,628 employees and 46 offices at June 30, 2017 and 1,520 employees and 48 offices at September 30, 2016.

Balance Sheet
Gross loans totaled $14.52 billion at September 30, 2017, an increase of $532 million from $13.99 billion at June 30, 2017, and an increase of $1.49 billion from $13.03 billion at September 30, 2016. The increase from both the prior quarter and from September 30, 2016 is due to organic loan growth. At September 30, 2017, the allowance for credit losses to gross loans held for investment was 0.94%, compared to 0.94% at June 30, 2017, and 0.94% at September 30, 2016. At September 30, 2017, the allowance for credit losses to total organic loans was 1.06%, compared to 1.08% at June 30, 2017, and 1.13% at September 30, 2016. The Company defines its organic loans as those loans that have not been acquired in a transaction accounted for as a business combination.
Consistent with accounting principles generally accepted in the United States ("GAAP"), the allowance for credit losses is not carried over in an acquisition because acquired loans are recorded at fair value, which discounts the loans based on expected future cash flows. Credit discounts on acquired loans are included as a reduction to gross loans. These discounts totaled $32.7 million at September 30, 2017, compared to $37.8 million at June 30, 2017, and $56.1 million at September 30, 2016.
Deposits totaled $16.90 billion at September 30, 2017, an increase of $874 million from $16.03 billion at June 30, 2017, and an increase of $2.46 billion from $14.44 billion at September 30, 2016. The increase from both the prior quarter and from September 30, 2016 is the result of organic deposit growth. Non-interest bearing deposits were $7.61 billion at September 30, 2017, compared to $6.86 billion at June 30, 2017, and $5.62 billion at September 30, 2016. Non-interest bearing deposits comprised 45.0% of total deposits at September 30, 2017, compared to 42.8% at June 30, 2017, and 38.9% at September 30, 2016. The proportion of savings and money market balances to total deposits decreased to 37.3% from 38.1% at June 30, 2017, and from 41.3% at September 30, 2016. Certificates of deposit as a percentage of total deposits were 9.4% at September 30, 2017, compared to 9.9% at June 30, 2017, and 11.0% at September 30, 2016. The Company’s ratio of loans to deposits was 85.9% at September 30, 2017, compared to 87.3% at June 30, 2017, and 90.2% at September 30, 2016.
Qualifying debt totaled $373 million at September 30, 2017, compared to $375 million at June 30, 2017, and $383 million at September 30, 2016.
Stockholders’ equity at September 30, 2017 was $2.15 billion, compared to $2.06 billion at June 30, 2017, and $1.86 billion at September 30, 2016. The increase from the prior quarter and prior year relates primarily to net income for the respective period.
At September 30, 2017, tangible common equity, net of tax, was 9.4% of tangible assets1 and total capital was 13.3% of risk-weighted assets. The Company’s tangible book value per share1 was $17.53 at September 30, 2017, up 18.1% from September 30, 2016.
Total assets increased 5.7% to $19.92 billion at September 30, 2017, from $18.84 billion at June 30, 2017, and increased 16.9% from $17.04 billion at September 30, 2016. The increase in total assets from the prior quarter and prior year relates primarily to loan growth of $532 million and $1.49 billion, respectively.
Asset Quality
The provision for credit losses was $5.0 million for the third quarter 2017, compared to $3.0 million for the second quarter 2017, and $2.0 million for the third quarter 2016. Net charge-offs (recoveries) in the third quarter 2017 were $0.4 million, or 0.01% of average loans (annualized), compared to $(1.2) million in net recoveries, or (0.03)%, in the second quarter 2017 and $1.2 million in net charge-offs, or 0.04%, in the third quarter 2016.
Nonaccrual loans increased $24.9 million to $55.0 million during the quarter, which primarily relates to one loan with a net balance of $23 million, which the Company sold subsequent to quarter end. The Company incurred a loss of $1.4 million on the sale of the loan, which was recognized as a charge-off during the quarter. Loans past due 90 days and still accruing interest totaled less than $0.1 million at September 30, 2017, compared to $4.0 million at June 30, 2017, and $2.8 million at September 30, 2016. Loans past due 30-89 days and still accruing interest totaled $5.2 million at quarter end, an increase from $4.1 million at June 30, 2017, and a decrease from $18.4 million at September 30, 2016.
Repossessed assets totaled $29.0 million at quarter end, a decrease of $2.0 million from $31.0 million at June 30, 2017, and a decrease of $20.6 million from $49.6 million at September 30, 2016. Adversely graded loans and non-performing assets totaled $406.2 million at quarter end, an increase of $38.4 million from $367.8 million at June 30, 2017, and an increase of $71.3 million from $334.9 million at September 30, 2016. The increase in non-performing assets during the quarter primarily relates to the $23 million loan discussed above.
As the Company’s asset quality and capital remain strong, the ratio of classified assets to Tier I capital plus the allowance for credit losses, a common regulatory measure of asset quality, was 10.7% at September 30, 2017, compared to 12.7% at June 30, 2017, and 12.3% at September 30, 2016.1

1 See reconciliation of Non-GAAP Financial Measures beginning on page 19.

Segment Highlights
The Company's reportable segments are aggregated primarily based on geographic location, services offered, and markets served. The Company's regional segments, which include Arizona, Nevada, Southern California, and Northern California, provide full service banking and related services to their respective markets. The operations from the regional segments correspond to the following banking divisions: Alliance Bank of Arizona, Bank of Nevada and First Independent Bank, Torrey Pines Bank, and Bridge Bank.
The Company's National Business Lines ("NBL") segment provides specialized banking services to niche markets. The Company's NBL reportable segments include Homeowner Associations ("HOA") Services, Hotel Franchise Finance ("HFF"), Public & Nonprofit Finance, Technology & Innovation, and Other NBLs. These NBLs are managed centrally and are broader in geographic scope than our other segments, though still predominately located within our core market areas. The HOA Services NBL corresponds to the Alliance Association Bank division. The HFF NBL includes the hotel franchise loan portfolio purchased from GE Capital on April 20, 2016. The operations of Public and Nonprofit Finance are combined into one reportable segment. The Technology & Innovation NBL includes the operations of Equity Fund Resources, the Life Sciences Group, the Renewable Resource Group, and Technology Finance. The Other NBLs segment consists of the operations of Corporate Finance, Mortgage Warehouse Lending, and Resort Finance.
The Corporate & Other segment consists of corporate-related items, income and expense items not allocated to our other reportable segments, and inter-segment eliminations.
Key management metrics for evaluating the performance of the Company's Arizona, Nevada, Southern California, Northern California, and NBL segments include loan and deposit growth, asset quality, and pre-tax income.
The regional segments reported gross loan balances of $7.95 billion at September 30, 2017, an increase of $121 million during the quarter, and an increase of $410 million during the last twelve months. All regional segments, with the exception of Nevada, had loan growth during the quarter, with Northern California contributing the largest growth of $88 million, followed by Arizona and Southern California with growth of $41 million and $35 million, respectively. The growth in loans during the last twelve months was primarily driven by increases of $193 million in Arizona, $189 million in Northern California, and $40 million in Southern California. Total deposits for the regional segments were $13.20 billion, an increase of $693 million during the quarter, and an increase of $1.79 billion during the last twelve months. Arizona and Southern California generated increased deposits during the quarter of $420 million and $261 million, respectively, which was partially offset by a decrease of $12 million in Northern California. During the last twelve months, each regional segment generated increased deposits, with Arizona, Southern California, and Nevada contributing increases of $1.27 billion, $257 million, and $239 million, respectively.
Pre-tax income for the regional segments was $86.1 million for the three months ended September 30, 2017, an increase of $1.4 million from the three months ended June 30, 2017, and an increase of $5.4 million from the three months ended September 30, 2016. Arizona generated the largest increase in pre-tax income of $3.2 million, compared to the three months ended June 30, 2017, which was partially offset by a decrease in Southern California of $1.5 million. Arizona and Nevada had increases in pre-tax income from the three months ended September 30, 2016 of $7.1 million and $1.5 million, respectively, which were offset by decreases in Northern California and Southern California of $3.0 million and $0.2 million, respectively. For the nine months ended September 30, 2017, the regional segments reported total pre-tax income of $243.1 million, an increase of $22.6 million compared to the nine months ended September 30, 2016. All regional segments with the exception of Northern California had increases in pre-tax income with Arizona and Nevada contributing the largest increases of $18.9 million and $6.9 million, respectively.
The NBL segments reported gross loan balances of $6.57 billion at September 30, 2017, an increase of $414 million during the quarter, and an increase of $1.09 billion during the last twelve months. All NBL segments had loan growth during the quarter, with the Other NBLs segment contributing the largest growth of $340 million, followed by increases in HFF and Public & Nonprofit Finance of $34 million and $29 million, respectively. The increase in loans for the NBL segments over the last twelve months relates primarily to the Other NBLs, Public & Nonprofit Finance, and Technology & Innovation segments, which increased loans by $839 million, $127 million, and $115 million, respectively. Total deposits for the NBL segments were $3.61 billion, an increase of $154 million during the quarter, and an increase of $732 million during the last twelve months. During the quarter, the Technology & Innovation segment increased deposits by $187 million, which was partially offset by a decrease of $34 million in HOA Services. The increase of $732 million during the last twelve months is the result of growth in the Technology & Innovation and HOA Services segments of $393 million and $339 million, respectively.
Pre-tax income for the NBL segments was $45.6 million for the three months ended September 30, 2017, an increase of $3.0 million from the three months ended June 30, 2017, and an increase of $7.6 million from the three months ended September 30, 2016. The increase in pre-tax income from the prior quarter relates primarily to the HFF segment as it had an increase in pre-tax income of $3.8 million. This increase was offset by a decrease in pre-tax income from the Other NBLs segment of $1.3 million. The increase in pre-tax income compared to the three months ended September 30, 2016 was driven by increases across all NBL segments. The largest increases were generated by HFF, Public & Nonprofit Finance, and Technology & Innovation with increases of $2.2 million, $2.0 million, and $1.8 million, respectively. Pre-tax income for the NBL segments for the nine months ended September 30, 2017 totaled $125.8 million, an increase of $26.2 million compared to the nine months ended September 30, 2016. The largest increases in pre-tax income compared to the nine months ended September 30, 2016 were in the HFF, HOA Services, and Public & Nonprofit Finance segments, which increased $11.8 million, $6.3 million, and $4.5 million, respectively.

Conference Call and Webcast
Western Alliance Bancorporation will host a conference call and live webcast to discuss its third quarter 2017 financial results at 12:00 p.m. ET on Friday, October 20, 2017. Participants may access the call by dialing 1-888-317-6003 and using passcode 0722330 or via live audio webcast using the website link https://services.choruscall.com/links/wal171020.html. The webcast is also available via the Company’s website at www.westernalliancebancorporation.com. Participants should log in at least 15 minutes early to receive instructions. The call will be recorded and made available for replay after 2:00 p.m. ET October 20th through 9:00 a.m. ET November 20th by dialing 1-877-344-7529 passcode: 10112871.
Reclassifications
Certain amounts in the Consolidated Income Statements for the prior periods have been reclassified to conform to the current presentation. The reclassifications have no effect on net income or stockholders’ equity as previously reported.
Use of Non-GAAP Financial Information
This press release contains both financial measures based on GAAP and non-GAAP based financial measures, which are used where management believes them to be helpful in understanding the Company’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.
Cautionary Note Regarding Forward-Looking Statements
This release contains forward-looking statements that relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Examples of forward-looking statements include, among others, statements we make regarding our expectations with regard to our business, financial and operating results, and future economic performance. The forward-looking statements contained herein reflect our current views about future events and financial performance and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from historical results and those expressed in any forward-looking statement. Some factors that could cause actual results to differ materially from historical or expected results include, among others: the risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 as filed with the Securities and Exchange Commission; changes in general economic conditions, either nationally or locally in the areas in which we conduct or will conduct our business; inflation, interest rate, market and monetary fluctuations; increases in competitive pressures among financial institutions and businesses offering similar products and services; higher defaults on our loan portfolio than we expect; changes in management’s estimate of the adequacy of the allowance for credit losses; legislative or regulatory changes or changes in accounting principles, policies or guidelines; supervisory actions by regulatory agencies which may limit our ability to pursue certain growth opportunities, including expansion through acquisitions; additional regulatory requirements resulting from our continued growth; management’s estimates and projections of interest rates and interest rate policy; the execution of our business plan; and other factors affecting the financial services industry generally or the banking industry in particular.
Any forward-looking statement made by us in this release is based only on information currently available to us and speaks only as of the date on which it is made. We do not intend and disclaim any duty or obligation to update or revise any industry information or forward-looking statements, whether written or oral, that may be made from time to time, set forth in this press release to reflect new information, future events or otherwise.
About Western Alliance Bancorporation
With more than $19 billion in assets, Western Alliance Bancorporation (NYSE:WAL) is one of the country’s top-performing banking companies and is ranked #4 on the Forbes 2017 “Best Banks in America” list. Its primary subsidiary, Western Alliance Bank, is the go-to bank for business and succeeds with local teams of experienced bankers who deliver superior service and a full spectrum of deposit, lending, treasury management, international banking and online banking products and services. Western Alliance Bank operates full-service banking divisions: Alliance Bank of Arizona, Bank of Nevada and First Independent Bank, Torrey Pines Bank and Bridge Bank. The bank also serves business customers through a robust national platform of specialized financial services including Corporate Finance, Equity Fund Resources, Hotel Franchise Finance, Life Sciences Group, Mortgage Warehouse Lending, Public and Nonprofit Finance, Renewable Resource Group, Resort Finance, Technology Finance and Alliance Association Bank. For more information, visit westernalliancebancorporation.com.

Western Alliance Bancorporation and Subsidiaries
Summary Consolidated Financial Data
Unaudited

Selected Balance Sheet Data:
	As of September 30,
	2017	2016	Change %
	(in millions)
Total assets	$19,922.2	$17,042.6	16.9%
Total loans, net	14,521.9	13,033.6	11.4
Securities and money market investments	3,773.6	2,778.1	35.8
Total deposits	16,904.8	14,443.2	17.0
Qualifying debt	372.9	382.9	(2.6)
Stockholders' equity	2,145.6	1,857.4	15.5
Tangible common equity, net of tax (1)	1,848.8	1,559.1	18.6

Selected Income Statement Data:
	For the Three Months Ended September 30,			For the Nine Months Ended September 30,
	2017	2016	Change %	2017	2016	Change %
	(in thousands, except per share data)			(in thousands, except per share data)
Interest income	$217,836	$184,750	17.9%	$617,054	$513,095	20.3%
Interest expense	16,253	12,203	33.2	43,419	31,151	39.4
Net interest income	201,583	172,547	16.8	573,635	481,944	19.0
Provision for credit losses	5,000	2,000	NM	12,250	7,000	75.0
Net interest income after provision for credit losses	196,583	170,547	15.3	561,385	474,944	18.2
Non-interest income	10,288	10,683	(3.7)	31,281	32,375	(3.4)
Non-interest expense	89,114	85,007	4.8	265,128	242,304	9.4
Income before income taxes	117,757	96,223	22.4	327,538	265,015	23.6
Income tax expense	34,899	29,171	19.6	91,352	75,017	21.8
Net income	$82,858	$67,052	23.6	$236,186	$189,998	24.3
Diluted earnings per share	$0.79	$0.64	23.4	$2.25	$1.84	22.3

(1) See Reconciliation of Non-GAAP Financial Measures.
NM: Changes +/- 100% are not meaningful.

Western Alliance Bancorporation and Subsidiaries
Summary Consolidated Financial Data
Unaudited

Common Share Data:
	For the Three Months Ended September 30,			For the Nine Months Ended September 30,
	2017	2016	Change %	2017	2016	Change %
Diluted earnings per share	$0.79	$0.64	23.4%	$2.25	$1.84	22.3%
Book value per common share	20.34	17.68	15.0
Tangible book value per share, net of tax (1)	17.53	14.84	18.1
Average shares outstanding (in thousands):
Basic	104,221	103,768	0.4	104,124	102,791	1.3
Diluted	104,942	104,564	0.4	104,941	103,532	1.4
Common shares outstanding	105,493	105,071	0.4

Selected Performance Ratios:
Return on average assets (2)	1.71%	1.58%	8.2%	1.70%	1.61%	5.6%
Return on average tangible common equity (1, 2)	18.18	17.50	3.9	18.15	17.74	2.3
Net interest margin (2)	4.65	4.55	2.2	4.63	4.58	1.1
Operating efficiency ratio - tax equivalent basis (1)	39.95	42.97	(7.0)	41.76	43.78	(4.6)
Loan to deposit ratio	85.90	90.24	(4.8)

Asset Quality Ratios:
Net charge-offs (recoveries) to average loans outstanding (2)	0.01%	0.04%	(75.0)%	0.01%	0.04%	(75.0)%
Nonaccrual loans to gross loans	0.38	0.31	22.6
Nonaccrual loans and repossessed assets to total assets	0.42	0.53	(20.8)
Loans past due 90 days and still accruing to gross loans	—	0.02	(100.0)
Allowance for credit losses to gross organic loans	1.06	1.13	(6.2)
Allowance for credit losses to nonaccrual loans	248.07	302.61	(18.0)

Capital Ratios:
	Sep 30, 2017	Jun 30, 2017	Sep 30, 2016
Tangible common equity (1)	9.4%	9.5%	9.3%
Common Equity Tier 1 (1), (3)	10.4	10.3	9.8
Tier 1 Leverage ratio (1), (3)	10.1	9.9	9.6
Tier 1 Capital (1), (3)	10.8	10.8	10.3
Total Capital (1), (3)	13.3	13.4	13.1

(1)	See Reconciliation of Non-GAAP Financial Measures.
(2)	Annualized for the three month periods ended September 30, 2017 and 2016.
(3)	Capital ratios for September 30, 2017 are preliminary until the Call Report is filed.
NM	Changes +/- 100% are not meaningful.

Western Alliance Bancorporation and Subsidiaries
Condensed Consolidated Income Statements
Unaudited
	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
	(dollars in thousands, except per share data)
Interest income:
Loans	$191,096	$167,914	$547,306	$467,715
Investment securities	23,584	15,436	62,327	41,815
Other	3,156	1,400	7,421	3,565
Total interest income	217,836	184,750	617,054	513,095
Interest expense:
Deposits	11,449	8,072	29,506	21,993
Qualifying debt	4,708	4,048	13,539	8,746
Borrowings	96	83	374	412
Total interest expense	16,253	12,203	43,419	31,151
Net interest income	201,583	172,547	573,635	481,944
Provision for credit losses	5,000	2,000	12,250	7,000
Net interest income after provision for credit losses	196,583	170,547	561,385	474,944
Non-interest income:
Service charges	5,248	4,916	15,189	13,958
Card income	1,344	1,381	4,146	3,844
Income from equity investments	950	1,208	2,933	1,610
Income from bank owned life insurance	975	899	2,896	2,858
Foreign currency income	756	888	2,630	2,672
Lending related income and gains (losses) on sale of loans, net	97	708	746	4,509
Gain (loss) on sales of investment securities, net	319	—	907	1,001
Other income	599	683	1,834	1,923
Total non-interest income	10,288	10,683	31,281	32,375
Non-interest expenses:
Salaries and employee benefits	52,730	49,542	156,596	139,108
Legal, professional and directors' fees	6,038	5,691	23,324	17,010
Occupancy	7,507	6,856	21,328	20,359
Data processing	4,524	5,266	14,163	15,028
Insurance	3,538	3,144	10,355	9,430
Deposit costs	2,904	1,363	6,778	3,121
Marketing	776	678	2,628	2,432
Loan and repossessed asset expenses	1,263	788	3,639	2,522
Card expense	801	252	2,187	1,376
Intangible amortization	489	697	1,666	2,091
Net loss (gain) on sales and valuations of repossessed and other assets	266	(146)	(46)	(91)
Acquisition / restructure expense	—	2,729	—	6,391
Other	8,278	8,147	22,510	23,527
Total non-interest expense	89,114	85,007	265,128	242,304
Income before income taxes	117,757	96,223	327,538	265,015
Income tax expense	34,899	29,171	91,352	75,017
Net income	$82,858	$67,052	$236,186	$189,998

Earnings per share:
Diluted shares	104,942	104,564	104,941	103,532
Diluted earnings per share	$0.79	$0.64	$2.25	$1.84

Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Income Statements
Unaudited
	Three Months Ended
	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016
	(in thousands, except per share data)
Interest income:
Loans	$191,096	$183,657	$172,553	$168,881	$167,914
Investment securities	23,584	20,629	18,114	16,725	15,436
Other	3,156	2,667	1,598	1,805	1,400
Total interest income	217,836	206,953	192,265	187,411	184,750
Interest expense:
Deposits	11,449	9,645	8,412	7,729	8,072
Qualifying debt	4,708	4,493	4,338	4,252	4,048
Borrowings	96	72	206	161	83
Total interest expense	16,253	14,210	12,956	12,142	12,203
Net interest income	201,583	192,743	179,309	175,269	172,547
Provision for credit losses	5,000	3,000	4,250	1,000	2,000
Net interest income after provision for credit losses	196,583	189,743	175,059	174,269	170,547
Non-interest income:
Service charges and fees	5,248	5,203	4,738	4,865	4,916
Card income	1,344	1,380	1,422	1,381	1,381
Income from equity investments	950	1,291	692	1,054	1,208
Income from bank owned life insurance	975	973	948	904	899
Foreign currency income	756	832	1,042	747	888
Lending related income and gains (losses) on sale of loans, net	97	227	422	488	708
Gain (loss) on sales of investment securities, net	319	(47)	635	58	—
Other income	599	590	645	1,043	683
Total non-interest income	10,288	10,449	10,544	10,540	10,683
Non-interest expenses:
Salaries and employee benefits	52,730	52,246	51,620	49,702	49,542
Legal, professional, and directors' fees	6,038	8,483	8,803	7,600	5,691
Occupancy	7,507	6,927	6,894	6,944	6,856
Data processing	4,524	4,375	5,264	4,504	5,266
Insurance	3,538	3,589	3,228	3,468	3,144
Deposit costs	2,904	2,133	1,741	1,862	1,363
Marketing	776	1,131	721	1,164	678
Loan and repossessed asset expenses	1,263	1,098	1,278	477	788
Card expense	801	725	661	689	252
Intangible amortization	489	488	689	697	697
Net loss (gain) on sales and valuations of repossessed and other assets	266	231	(543)	(34)	(146)
Acquisition / restructure expense	—	—	—	6,021	2,729
Other	8,278	6,831	7,401	5,551	8,147
Total non-interest expense	89,114	88,257	87,757	88,645	85,007
Income before income taxes	117,757	111,935	97,846	96,164	96,223
Income tax expense	34,899	31,964	24,489	26,364	29,171
Net income	$82,858	$79,971	$73,357	$69,800	$67,052

Earnings per share:
Diluted shares	104,942	105,045	104,836	104,765	104,564
Diluted earnings per share	$0.79	$0.76	$0.70	$0.67	$0.64

Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Balance Sheets
Unaudited
	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016
	(in millions, except per share data)
Assets:
Cash and due from banks	$650.4	$606.7	$647.0	$284.5	$356.1
Securities and money market investments	3,773.6	3,283.0	2,869.1	2,767.8	2,778.1
Loans held for sale	16.3	16.7	17.8	18.9	21.3
Loans held for investment:
Commercial	6,735.9	6,318.5	6,039.1	5,855.8	5,715.0
Commercial real estate - non-owner occupied	3,628.4	3,649.1	3,607.8	3,544.0	3,623.4
Commercial real estate - owner occupied	2,047.5	2,021.2	2,043.4	2,013.3	1,984.0
Construction and land development	1,666.4	1,601.7	1,601.7	1,478.1	1,379.7
Residential real estate	376.7	334.8	309.9	259.4	271.8
Consumer	50.7	47.9	43.0	39.0	38.4
Gross loans and deferred fees, net	14,505.6	13,973.2	13,644.9	13,189.6	13,012.3
Allowance for credit losses	(136.4)	(131.8)	(127.6)	(124.7)	(122.9)
Loans, net	14,369.2	13,841.4	13,517.3	13,064.9	12,889.4
Premises and equipment, net	120.1	120.5	120.0	119.8	121.3
Other assets acquired through foreclosure, net	29.0	31.0	45.2	47.8	49.6
Bank owned life insurance	166.8	166.4	165.5	164.5	163.6
Goodwill and other intangibles, net	301.2	301.6	302.1	302.9	303.6
Other assets	495.6	477.4	438.5	429.7	359.6
Total assets	$19,922.2	$18,844.7	$18,122.5	$17,200.8	$17,042.6
Liabilities and Stockholders' Equity:
Liabilities:
Deposits
Non-interest bearing demand deposits	$7,608.7	$6,859.4	$6,114.1	$5,632.9	$5,624.8
Interest bearing:
Demand	1,406.4	1,480.8	1,449.3	1,346.7	1,256.7
Savings and money market	6,300.2	6,104.0	6,253.8	6,120.9	5,969.6
Time certificates	1,589.5	1,586.9	1,538.8	1,449.3	1,592.1
Total deposits	16,904.8	16,031.1	15,356.0	14,549.8	14,443.2
Customer repurchase agreements	26.1	32.7	35.7	41.7	44.4
Total customer funds	16,930.9	16,063.8	15,391.7	14,591.5	14,487.6
Borrowings	—	—	—	80.0	—
Qualifying debt	372.9	375.4	366.9	367.9	382.9
Accrued interest payable and other liabilities	472.8	346.8	394.9	269.9	314.7
Total liabilities	17,776.6	16,786.0	16,153.5	15,309.3	15,185.2
Stockholders' Equity:
Common stock and additional paid-in capital	1,378.8	1,376.4	1,370.3	1,373.8	1,368.4
Retained earnings	758.6	675.8	595.8	522.4	452.6
Accumulated other comprehensive income (loss)	8.2	6.5	2.9	(4.7)	36.4
Total stockholders' equity	2,145.6	2,058.7	1,969.0	1,891.5	1,857.4
Total liabilities and stockholders' equity	$19,922.2	$18,844.7	$18,122.5	$17,200.8	$17,042.6

Western Alliance Bancorporation and Subsidiaries
Changes in the Allowance For Credit Losses
Unaudited
	Three Months Ended
	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016
	(in thousands)
Balance, beginning of period	$131,811	$127,649	$124,704	$122,884	$122,104
Provision for credit losses	5,000	3,000	4,250	1,000	2,000
Recoveries of loans previously charged-off:
Commercial and industrial	619	1,759	328	1,144	466
Commercial real estate - non-owner occupied	1,168	360	355	691	230
Commercial real estate - owner occupied	613	46	178	45	291
Construction and land development	226	508	277	30	302
Residential real estate	108	1,299	251	287	179
Consumer	33	—	49	11	21
Total recoveries	2,767	3,972	1,438	2,208	1,489
Loans charged-off:
Commercial and industrial	2,921	651	2,595	1,267	2,558
Commercial real estate - non-owner occupied	175	1,808	—	1	—
Commercial real estate - owner occupied	—	11	—	1	72
Construction and land development	—	—	—	18	—
Residential real estate	—	332	115	60	79
Consumer	61	8	33	41	—
Total loans charged-off	3,157	2,810	2,743	1,388	2,709
Net charge-offs (recoveries)	390	(1,162)	1,305	(820)	1,220
Balance, end of period	$136,421	$131,811	$127,649	$124,704	$122,884

Net charge-offs (recoveries) to average loans- annualized	0.01%	(0.03)%	0.04%	(0.03)%	0.04%

Allowance for credit losses to gross loans	0.94%	0.94%	0.94%	0.95%	0.94%
Allowance for credit losses to gross organic loans	1.06	1.08	1.08	1.11	1.13
Allowance for credit losses to nonaccrual loans	248.07	438.33	370.45	309.65	302.61

Nonaccrual loans[1]	$54,994	$30,071	$34,458	$40,272	$40,608
Nonaccrual loans to gross loans	0.38%	0.22%	0.25%	0.31%	0.31%
Repossessed assets	$28,992	$30,988	$45,200	$47,815	$49,619
Nonaccrual loans and repossessed assets to total assets	0.42%	0.32%	0.44%	0.51%	0.53%

Loans past due 90 days, still accruing	$44	$4,021	$3,659	$1,067	$2,817
Loans past due 90 days and still accruing to gross loans	—%	0.03%	0.03%	0.01%	0.02%
Loans past due 30 to 89 days, still accruing	$5,179	$4,071	$10,764	$6,294	$18,446
Loans past due 30 to 89 days, still accruing to gross loans	0.04%	0.03%	0.08%	0.05%	0.14%

Special mention loans	$199,965	$141,036	$175,080	$148,144	$134,018
Special mention loans to gross loans	1.38%	1.01%	1.28%	1.12%	1.03%

Classified loans on accrual	$122,264	$165,715	$133,483	$106,644	$110,650
Classified loans on accrual to gross loans	0.84%	1.19%	0.98%	0.81%	0.85%
Classified assets	$221,803	$249,491	$236,786	$211,782	$212,286
Classified assets to total assets	1.11%	1.32%	1.31%	1.23%	1.25%

1 Includes one loan with a net balance of $23 million, which the Company sold subsequent to quarter-end.

Western Alliance Bancorporation and Subsidiaries
Analysis of Average Balances, Yields and Rates
Unaudited
	Three Months Ended
	September 30, 2017			June 30, 2017
	Average Balance	Interest	Average Yield / Cost	Average Balance	Interest	Average Yield / Cost
	($ in millions)	($ in thousands)		($ in millions)	($ in thousands)
Interest earning assets
Loans:
Commercial	$6,328.5	$80,617	5.59%	$6,054.3	$75,857	5.52%
CRE - non-owner occupied	3,595.3	54,250	6.04	3,606.8	52,416	5.81
CRE - owner occupied	2,032.7	25,238	4.97	2,019.5	25,931	5.14
Construction and land development	1,633.4	25,897	6.34	1,605.6	24,965	6.22
Residential real estate	351.5	4,151	4.72	322.2	3,950	4.90
Consumer	52.2	729	5.59	44.7	395	3.53
Loans held for sale	16.5	214	5.19	17.3	143	3.31
Total loans (1), (2), (3)	14,010.1	191,096	5.68	13,670.4	183,657	5.60
Securities:
Securities - taxable	2,778.4	17,399	2.50	2,446.5	14,847	2.43
Securities - tax-exempt	657.1	6,185	5.61	628.0	5,782	5.48
Total securities (1)	3,435.5	23,584	3.10	3,074.5	20,629	3.05
Cash and other	845.8	3,156	1.49	903.3	2,667	1.18
Total interest earning assets	18,291.4	217,836	5.00	17,648.2	206,953	4.93
Non-interest earning assets
Cash and due from banks	132.3			140.3
Allowance for credit losses	(133.6)			(130.0)
Bank owned life insurance	166.4			165.8
Other assets	930.7			919.6
Total assets	$19,387.2			$18,743.9
Interest-bearing liabilities
Interest-bearing deposits:
Interest-bearing transaction accounts	$1,476.5	$1,066	0.29%	$1,492.7	$986	0.26%
Savings and money market	6,282.4	7,135	0.45	6,155.8	5,831	0.38
Time certificates of deposit	1,585.7	3,248	0.82	1,576.0	2,828	0.72
Total interest-bearing deposits	9,344.6	11,449	0.49	9,224.5	9,645	0.42
Short-term borrowings	31.7	96	1.21	34.6	72	0.83
Qualifying debt	375.3	4,708	5.02	359.3	4,493	5.00
Total interest-bearing liabilities	9,751.6	16,253	0.67	9,618.4	14,210	0.59
Non-interest-bearing liabilities
Non-interest-bearing demand deposits	7,174.5			6,735.3
Other liabilities	336.9			351.7
Stockholders’ equity	2,124.2			2,038.5
Total liabilities and stockholders' equity	$19,387.2			$18,743.9
Net interest income and margin (4)		$201,583	4.65%		$192,743	4.61%

(1) Yields on loans and securities have been adjusted to a tax-equivalent basis. The taxable-equivalent adjustment was $10.8 million and $10.4 million for the three months ended September 30, 2017 and June 30, 2017, respectively.

(2) Included in the yield computation are net loan fees of $9.4 million and accretion on acquired loans of $7.5 million for the three months ended September 30, 2017, compared to $10.0 million and $7.1 million for the three months ended June 30, 2017, respectively.

(3) Includes non-accrual loans.
(4) Net interest margin is computed by dividing net interest income by total average earning assets.

Western Alliance Bancorporation and Subsidiaries
Analysis of Average Balances, Yields and Rates
Unaudited
	Three Months Ended September 30,
	2017			2016
	Average Balance	Interest	Average Yield / Cost	Average Balance	Interest	Average Yield / Cost
	($ in millions)	($ in thousands)		($ in millions)	($ in thousands)
Interest earning assets
Loans:
Commercial	$6,328.5	$80,617	5.59%	$5,503.0	$65,447	5.24%
CRE - non-owner occupied	3,595.3	54,250	6.04	3,655.6	51,708	5.66
CRE - owner occupied	2,032.7	25,238	4.97	1,999.5	26,620	5.33
Construction and land development	1,633.4	25,897	6.34	1,338.2	19,793	5.92
Residential real estate	351.5	4,151	4.72	281.4	3,557	5.06
Consumer	52.2	729	5.59	40.0	475	4.75
Loans held for sale	16.5	214	5.19	21.9	314	5.74
Total loans (1), (2), (3)	14,010.1	191,096	5.68	12,839.6	167,914	5.44
Securities:
Securities - taxable	2,778.4	17,399	2.50	1,895.5	10,438	2.20
Securities - tax-exempt	657.1	6,185	5.61	511.8	4,998	5.46
Total securities (1)	3,435.5	23,584	3.10	2,407.3	15,436	2.90
Cash and other	845.8	3,156	1.49	684.7	1,400	0.82
Total interest earning assets	18,291.4	217,836	5.00	15,931.6	184,750	4.85
Non-interest earning assets
Cash and due from banks	132.3			146.1
Allowance for credit losses	(133.6)			(123.6)
Bank owned life insurance	166.4			164.0
Other assets	930.7			834.9
Total assets	$19,387.2			$16,953.0
Interest-bearing liabilities
Interest-bearing deposits:
Interest-bearing transaction accounts	$1,476.5	$1,066	0.29%	$1,286.1	$612	0.19%
Savings and money market	6,282.4	7,135	0.45	6,129.2	5,314	0.35
Time certificates of deposit	1,585.7	3,248	0.82	1,637.3	2,146	0.52
Total interest-bearing deposits	9,344.6	11,449	0.49	9,052.6	8,072	0.36
Short-term borrowings	31.7	96	1.21	39.1	83	0.85
Qualifying debt	375.3	4,708	5.02	369.1	4,048	4.39
Total interest-bearing liabilities	9,751.6	16,253	0.67	9,460.8	12,203	0.52
Non-interest-bearing liabilities
Non-interest-bearing demand deposits	7,174.5			5,363.7
Other liabilities	336.9			292.2
Stockholders’ equity	2,124.2			1,836.3
Total liabilities and stockholders' equity	$19,387.2			$16,953.0
Net interest income and margin (4)		$201,583	4.65%		$172,547	4.55%

(1) Yields on loans and securities have been adjusted to a tax-equivalent basis. The taxable-equivalent adjustment was $10.8 million and $8.6 million for the three months ended September 30, 2017 and 2016, respectively.

(2) Included in the yield computation are net loan fees of $9.4 million and accretion on acquired loans of $7.5 million for the three months ended September 30, 2017, compared to $7.2 million and $8.8 million for the three months ended September 30, 2016, respectively.

(3) Includes non-accrual loans.
(4) Net interest margin is computed by dividing net interest income by total average earning assets.

Western Alliance Bancorporation and Subsidiaries
Analysis of Average Balances, Yields and Rates
Unaudited
	Nine Months Ended September 30,
	2017			2016
	Average Balance	Interest	Average Yield / Cost	Average Balance	Interest	Average Yield / Cost
	($ in millions)	($ in thousands)		($ in millions)	($ in thousands)
Interest earning assets
Loans:
Commercial	$6,047.6	$224,876	5.45%	$5,343.5	$189,994	5.24%
CRE - non-owner occupied	3,579.2	160,172	5.97	3,064.1	130,113	5.66
CRE - owner occupied	2,016.8	75,895	5.02	2,024.4	78,521	5.17
Construction and land development	1,583.7	72,965	6.14	1,266.3	56,382	5.94
Residential real estate	315.5	11,125	4.70	297.5	10,449	4.68
Consumer	45.2	1,617	4.77	34.8	1,268	4.86
Loans held for sale	17.5	656	5.00	22.9	988	5.75
Total loans (1)	13,605.5	547,306	5.58	12,053.5	467,715	5.39
Securities:
Securities - taxable (1)	2,445.8	44,684	2.44	1,671.4	28,290	2.26
Securities - tax-exempt	630.0	17,643	5.55	478.8	13,525	5.38
Total securities	3,075.8	62,327	3.07	2,150.2	41,815	2.95
Cash and other	745.0	7,421	1.33	567.0	3,565	0.84
Total interest earning assets	17,426.3	617,054	4.96	14,770.7	513,095	4.86
Non-interest earning assets
Cash and due from banks	138.4			140.4
Allowance for credit losses	(129.8)			(121.8)
Bank owned life insurance	165.7			163.5
Other assets	917.1			830.0
Total assets	$18,517.7			$15,782.8
Interest-bearing liabilities
Interest-bearing deposits:
Interest-bearing transaction accounts	$1,468.2	$2,858	0.26%	$1,191.1	$1,571	0.18%
Savings and money market accounts	6,169.9	18,277	0.39	5,768.2	14,326	0.33
Time certificates of deposit	1,549.2	8,371	0.72	1,651.9	6,096	0.49
Total interest-bearing deposits	9,187.3	29,506	0.43	8,611.2	21,993	0.34
Short-term borrowings	58.7	374	0.85	81.5	412	0.67
Qualifying debt	370.8	13,539	4.87	265.7	8,746	4.39
Total interest-bearing liabilities	9,616.8	43,419	0.60	8,958.4	31,151	0.46
Non-interest-bearing liabilities
Non-interest-bearing demand deposits	6,548.4			4,830.7
Other liabilities	315.3			261.3
Stockholders’ equity	2,037.2			1,732.4
Total liabilities and stockholders' equity	$18,517.7			$15,782.8
Net interest income and margin (4)		$573,635	4.63%		$481,944	4.58%

(1) Yields on loans and securities have been adjusted to a tax-equivalent basis. The taxable-equivalent adjustment was $31.0 million and $25.7 million for the nine months ended September 30, 2017 and 2016, respectively.

(2) Included in the yield computation are net loan fees of $26.0 million and accretion on acquired loans of $21.0 million for the nine months ended September 30, 2017, compared to $20.3 million and $22.3 million for the nine months ended September 30, 2016, respectively.

(3) Includes non-accrual loans.
(4) Net interest margin is computed by dividing net interest income by total average earning assets.

Western Alliance Bancorporation and Subsidiaries
Operating Segment Results
Unaudited

Balance Sheet:		Regional Segments
	Consolidated Company	Arizona	Nevada	Southern California	Northern California
At September 30, 2017	(dollars in millions)
Assets:
Cash, cash equivalents, and investment securities	$4,424.0	$1.9	$7.7	$1.9	$1.7
Loans, net of deferred loan fees and costs	14,521.9	3,131.2	1,685.6	1,873.5	1,260.7
Less: allowance for credit losses	(136.4)	(30.7)	(16.8)	(20.4)	(12.6)
Total loans	14,385.5	3,100.5	1,668.8	1,853.1	1,248.1
Other assets acquired through foreclosure, net	29.0	2.3	13.7	—	0.2
Goodwill and other intangible assets, net	301.2	—	23.2	—	156.8
Other assets	782.5	45.8	58.4	13.9	17.4
Total assets	$19,922.2	$3,150.5	$1,771.8	$1,868.9	$1,424.2
Liabilities:
Deposits	$16,904.8	$5,198.1	$3,950.5	$2,512.2	$1,535.6
Borrowings and qualifying debt	372.9	—	—	—	—
Other liabilities	498.9	13.4	23.3	3.6	11.1
Total liabilities	17,776.6	5,211.5	3,973.8	2,515.8	1,546.7
Allocated equity:	2,145.6	390.4	251.5	216.6	299.2
Total liabilities and stockholders' equity	$19,922.2	$5,601.9	$4,225.3	$2,732.4	$1,845.9
Excess funds provided (used)	—	2,451.4	2,453.5	863.5	421.7

No. of offices	47	10	16	9	3
No. of full-time equivalent employees	1,673	167	218	180	167

Income Statement:

Three Months Ended September 30, 2017:	(in thousands)
Net interest income (expense)	$201,583	$52,637	$36,310	$26,811	$21,932
Provision for credit losses	5,000	(289)	(2,044)	(58)	3,144
Net interest income (expense) after provision for credit losses	196,583	52,926	38,354	26,869	18,788
Non-interest income	10,288	1,265	2,354	971	1,796
Non-interest expense	(89,114)	(18,844)	(14,748)	(12,340)	(11,317)
Income (loss) before income taxes	117,757	35,347	25,960	15,500	9,267
Income tax expense (benefit)	34,899	13,857	9,086	6,517	3,897
Net income (loss)	$82,858	$21,490	$16,874	$8,983	$5,370

Nine Months Ended September 30, 2017:	(in thousands)
Net interest income (expense)	$573,635	$145,839	$108,028	$81,087	$63,686
Provision for (recovery of) credit losses	12,250	109	(5,378)	(20)	4,238
Net interest income (expense) after provision for credit losses	561,385	145,730	113,406	81,107	59,448
Non-interest income	31,281	3,567	6,800	2,602	5,839
Non-interest expense	(265,128)	(55,388)	(45,733)	(38,063)	(36,188)
Income (loss) before income taxes	327,538	93,909	74,473	45,646	29,099
Income tax expense (benefit)	91,352	36,831	26,066	19,194	12,236
Net income (loss)	$236,186	$57,078	$48,407	$26,452	$16,863

Western Alliance Bancorporation and Subsidiaries
Operating Segment Results
Unaudited

Balance Sheet:	National Business Lines
	HOA Services	Public & Nonprofit Finance	Technology & Innovation	Hotel Franchise Finance	Other NBLs	Corporate & Other
At September 30, 2017	(dollars in millions)
Assets:
Cash, cash equivalents, and investment securities	$—	$—	$—	$—	$—	$4,410.8
Loans, net of deferred loan fees and costs	157.3	1,574.5	1,049.2	1,272.5	2,513.0	4.4
Less: allowance for credit losses	(1.6)	(16.1)	(9.9)	(2.7)	(25.5)	(0.1)
Total loans	155.7	1,558.4	1,039.3	1,269.8	2,487.5	4.3
Other assets acquired through foreclosure, net	—	—	—	—	—	12.8
Goodwill and other intangible assets, net	—	—	121.1	0.1	—	—
Other assets	0.4	12.2	5.3	5.2	10.1	613.8
Total assets	$156.1	$1,570.6	$1,165.7	$1,275.1	$2,497.6	$5,041.7
Liabilities:
Deposits	$2,153.3	$—	$1,459.5	$—	$—	$95.6
Borrowings and qualifying debt	—	—	—	—	—	372.9
Other liabilities	1.1	46.4	0.7	0.4	136.1	262.8
Total liabilities	2,154.4	46.4	1,460.2	0.4	136.1	731.3
Allocated equity:	57.4	126.0	234.6	104.3	207.2	258.4
Total liabilities and stockholders' equity	$2,211.8	$172.4	$1,694.8	$104.7	$343.3	$989.7
Excess funds provided (used)	2,055.7	(1,398.2)	529.1	(1,170.4)	(2,154.3)	(4,052.0)

No. of offices	1	1	9	1	4	(7)
No. of full-time equivalent employees	64	10	61	9	38	759

Income Statement:

Three Months Ended September 30, 2017:	(in thousands)
Net interest income (expense)	$13,746	$7,269	$20,415	$15,346	$16,933	$(9,816)
Provision for credit losses	40	91	(83)	1,116	4,416	(1,333)
Net interest income (expense) after provision for credit losses	13,706	7,178	20,498	14,230	12,517	(8,483)
Non-interest income	136	15	1,855	—	379	1,517
Non-interest expense	(7,011)	(1,871)	(8,824)	(1,905)	(5,286)	(6,968)
Income (loss) before income taxes	6,831	5,322	13,529	12,325	7,610	(13,934)
Income tax expense (benefit)	2,562	1,028	5,075	4,622	2,853	(14,598)
Net income (loss)	$4,269	$4,294	$8,454	$7,703	$4,757	$664

Nine Months Ended September 30, 2017:	(in thousands)
Net interest income (expense)	$40,275	$21,242	$59,610	$42,337	$46,380	$(34,849)
Provision for (recovery of) credit losses	332	796	816	2,924	10,265	(1,832)
Net interest income (expense) after provision for credit losses	39,943	20,446	58,794	39,413	36,115	(33,017)
Non-interest income	417	40	5,689	—	1,632	4,695
Non-interest expense	(21,416)	(6,107)	(26,685)	(7,949)	(14,573)	(13,026)
Income (loss) before income taxes	18,944	14,379	37,798	31,464	23,174	(41,348)
Income tax expense (benefit)	7,104	4,424	14,175	11,799	8,690	(49,167)
Net income (loss)	$11,840	$9,955	$23,623	$19,665	$14,484	$7,819

Western Alliance Bancorporation and Subsidiaries
Operating Segment Results
Unaudited

Balance Sheet:		Regional Segments
	Consolidated Company	Arizona	Nevada	Southern California	Northern California
At December 31, 2016	(dollars in millions)
Assets:
Cash, cash equivalents, and investment securities	$3,052.3	$1.9	$10.1	$2.1	$1.9
Loans, net of deferred loan fees and costs	13,208.5	2,955.9	1,725.5	1,766.8	1,095.4
Less: allowance for credit losses	(124.7)	(30.1)	(18.5)	(19.4)	(8.8)
Total loans	13,083.8	2,925.8	1,707.0	1,747.4	1,086.6
Other assets acquired through foreclosure, net	47.8	6.2	18.0	—	0.3
Goodwill and other intangible assets, net	302.9	—	23.7	—	157.5
Other assets	714.0	42.9	58.8	14.5	14.3
Total assets	$17,200.8	$2,976.8	$1,817.6	$1,764.0	$1,260.6
Liabilities:
Deposits	$14,549.8	$3,843.4	$3,731.5	$2,382.6	$1,543.6
Borrowings and qualifying debt	447.9	—	—	—	—
Other liabilities	311.6	12.8	28.3	12.9	12.4
Total liabilities	15,309.3	3,856.2	3,759.8	2,395.5	1,556.0
Allocated equity:	1,891.5	346.6	250.7	201.6	283.7
Total liabilities and stockholders' equity	$17,200.8	$4,202.8	$4,010.5	$2,597.1	$1,839.7
Excess funds provided (used)	—	1,226.0	2,192.9	833.1	579.1

No. of offices	48	10	18	9	3
No. of full-time equivalent employees	1,514	169	228	57	275

Income Statements:

Three Months Ended September 30, 2016:	(in thousands)
Net interest income (expense)	$172,547	$45,531	$35,977	$26,488	$22,181
Provision for (recovery of) credit losses	2,000	2,399	(1,009)	(105)	144
Net interest income (expense) after provision for credit losses	170,547	43,132	36,986	26,593	22,037
Non-interest income	10,683	1,180	2,264	686	2,916
Non-interest expense	(85,007)	(16,084)	(14,801)	(11,532)	(12,706)
Income (loss) before income taxes	96,223	28,228	24,449	15,747	12,247
Income tax expense (benefit)	29,171	11,074	8,557	6,621	5,150
Net income (loss)	$67,052	$17,154	$15,892	$9,126	$7,097

Nine Months Ended September 30, 2016:	(in thousands)
Net interest income (expense)	$481,944	$125,191	$102,016	$76,719	$67,272
Provision for (recovery of) credit losses	7,000	10,875	(3,526)	145	2,112
Net interest income (expense) after provision for credit losses	474,944	114,316	105,542	76,574	65,160
Non-interest income	32,375	5,749	6,420	1,907	7,858
Non-interest expense	(242,304)	(45,090)	(44,371)	(33,401)	(40,154)
Income (loss) before income taxes	265,015	74,975	67,591	45,080	32,864
Income tax expense (benefit)	75,017	29,413	23,657	18,956	13,819
Net income (loss)	$189,998	$45,562	$43,934	$26,124	$19,045

Western Alliance Bancorporation and Subsidiaries
Operating Segment Results
Unaudited

Balance Sheet:	National Business Lines
	HOA Services	Public & Nonprofit Finance	Technology & Innovation	Hotel Franchise Finance	Other NBLs	Corporate & Other
At December 31, 2016	(dollars in millions)
Assets:
Cash, cash equivalents, and investment securities	$—	$—	$—	$—	$—	$3,036.3
Loans, net of deferred loan fees and costs	116.8	1,454.3	1,011.4	1,292.1	1,776.9	13.4
Less: allowance for credit losses	(1.3)	(15.6)	(10.6)	(0.8)	(19.0)	(0.6)
Total loans	115.5	1,438.7	1,000.8	1,291.3	1,757.9	12.8
Other assets acquired through foreclosure, net	—	—	—	—	—	23.3
Goodwill and other intangible assets, net	—	—	121.5	0.2	—	—
Other assets	0.3	15.6	7.2	5.3	11.1	544.0
Total assets	$115.8	$1,454.3	$1,129.5	$1,296.8	$1,769.0	$3,616.4
Liabilities:
Deposits	$1,890.3	$—	$1,038.2	$—	$—	$120.2
Borrowings and qualifying debt	—	—	—	—	—	447.9
Other liabilities	0.7	50.5	2.0	1.4	17.5	173.1
Total liabilities	1,891.0	50.5	1,040.2	1.4	17.5	741.2
Allocated equity:	65.6	117.1	224.1	107.1	145.5	149.5
Total liabilities and stockholders' equity	$1,956.6	$167.6	$1,264.3	$108.5	$163.0	$890.7
Excess funds provided (used)	1,840.8	(1,286.7)	134.8	(1,188.3)	(1,606.0)	(2,725.7)

No. of offices	1	1	8	1	4	(7)
No. of full-time equivalent employees	55	7	59	21	32	611

Income Statement:

Three Months Ended September 30, 2016:	(in thousands)
Net interest income (expense)	$11,312	$5,012	$18,143	$13,370	$12,060	$(17,527)
Provision for (recovery of) credit losses	72	(315)	(557)	—	1,372	(1)
Net interest income (expense) after provision for credit losses	11,240	5,327	18,700	13,370	10,688	(17,526)
Non-interest income	125	19	1,871	—	728	894
Non-interest expense	(6,062)	(1,974)	(8,837)	(3,207)	(3,972)	(5,832)
Income (loss) before income taxes	5,303	3,372	11,734	10,163	7,444	(22,464)
Income tax expense (benefit)	1,989	1,265	4,400	3,811	2,791	(16,487)
Net income (loss)	$3,314	$2,107	$7,334	$6,352	$4,653	$(5,977)

Nine Months Ended September 30, 2016:	(in thousands)
Net interest income (expense)	$29,853	$15,259	$51,083	$25,438	$35,220	$(46,107)
Provision for (recovery of) credit losses	160	(509)	(2,336)	—	3,309	(3,230)
Net interest income (expense) after provision for credit losses	29,693	15,768	53,419	25,438	31,911	(42,877)
Non-interest income	340	22	4,623	—	1,598	3,858
Non-interest expense	(17,423)	(5,927)	(23,177)	(5,764)	(11,007)	(15,990)
Income (loss) before income taxes	12,610	9,863	34,865	19,674	22,502	(55,009)
Income tax expense (benefit)	4,729	3,699	13,074	7,378	8,438	(48,146)
Net income (loss)	$7,881	$6,164	$21,791	$12,296	$14,064	$(6,863)

Western Alliance Bancorporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
Unaudited

Operating Pre-Provision Net Revenue by Quarter:
	Three Months Ended
	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016
	(in thousands)
Total non-interest income	$10,288	$10,449	$10,544	$10,540	$10,683
Less:
Gains (losses) on sales of investment securities, net	319	(47)	635	58	—
Unrealized gains (losses) on assets and liabilities measured at fair value, net	14	11	14	37	7
Total operating non-interest income	9,955	10,485	9,895	10,445	10,676
Plus: net interest income	201,583	192,743	179,309	175,269	172,547
Net operating revenue (1)	$211,538	$203,228	$189,204	$185,714	$183,223

Total non-interest expense	$89,114	$88,257	$87,757	$88,645	$85,007
Less:
Net loss (gain) on sales and valuations of repossessed and other assets	266	231	(543)	(34)	(146)
Acquisition / restructure expense	—	—	—	6,021	2,729
Total operating non-interest expense (1)	$88,848	$88,026	$88,300	$82,658	$82,424

Operating pre-provision net revenue (2)	$122,690	$115,202	$100,904	$103,056	$100,799

Plus:
Non-operating revenue adjustments	333	(36)	649	95	7
Less:
Provision for credit losses	5,000	3,000	4,250	1,000	2,000
Non-operating expense adjustments	266	231	(543)	5,987	2,583
Income tax expense	34,899	31,964	24,489	26,364	29,171
Net income	$82,858	$79,971	$73,357	$69,800	$67,052

(1), (2) See Non-GAAP Financial Measures footnotes on page 22.

Western Alliance Bancorporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
Unaudited

Tangible Common Equity:
	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016
	(dollars and shares in thousands)
Total stockholders' equity	$2,145,627	$2,058,674	$1,968,992	$1,891,529	$1,857,354
Less: goodwill and intangible assets	301,157	301,645	302,133	302,894	303,592
Total tangible common equity	1,844,470	1,757,029	1,666,859	1,588,635	1,553,762
Plus: deferred tax - attributed to intangible assets	4,341	4,550	4,759	4,949	5,304
Total tangible common equity, net of tax	$1,848,811	$1,761,579	$1,671,618	$1,593,584	$1,559,066
Total assets	$19,922,221	$18,844,745	$18,122,506	$17,200,842	$17,042,602
Less: goodwill and intangible assets, net	301,157	301,645	302,133	302,894	303,592
Tangible assets	19,621,064	18,543,100	17,820,373	16,897,948	16,739,010
Plus: deferred tax - attributed to intangible assets	4,341	4,550	4,759	4,949	5,304
Total tangible assets, net of tax	$19,625,405	$18,547,650	$17,825,132	$16,902,897	$16,744,314
Tangible common equity ratio (3)	9.4%	9.5%	9.4%	9.4%	9.3%
Common shares outstanding	105,493	105,429	105,428	105,071	105,071
Tangible book value per share, net of tax (4)	$17.53	$16.71	$15.86	$15.17	$14.84

Operating Efficiency Ratio by Quarter:
	Three Months Ended
	Sep 30, 2017	Jun 30, 2017	Mar 31, 2017	Dec 31, 2016	Sep 30, 2016
	(in thousands)
Total operating non-interest expense	$88,848	$88,026	$88,300	$82,658	$82,424
Divided by:
Total net interest income	201,583	192,743	179,309	175,269	172,547
Plus:
Tax equivalent interest adjustment	10,837	10,453	9,676	9,165	8,599
Operating non-interest income	9,955	10,485	9,895	10,445	10,676
	$222,375	$213,681	$198,880	$194,879	$191,822
Operating efficiency ratio - tax equivalent basis (5)	40.0%	41.2%	44.4%	42.4%	43.0%

(3), (4), (5) See Non-GAAP Financial Measures footnotes on page 22.

Western Alliance Bancorporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
Unaudited

Regulatory Capital:

	Sep 30, 2017	Dec 31, 2016
	(in thousands)
Common Equity Tier 1:
Common equity	$2,145,627	$1,891,529
Less:
Non-qualifying goodwill and intangibles	295,432	294,754
Disallowed deferred tax asset	2	1,400
AOCI related adjustments	886	(13,460)
Unrealized gain on changes in fair value liabilities	8,566	8,118
Common equity Tier 1 (regulatory) (6) (9)	$1,840,741	$1,600,717
Divided by: estimated risk-weighted assets (regulatory) (7) (9)	$17,759,899	$15,980,092
Common equity Tier 1 ratio (7) (9)	10.4%	10.0%

Common equity Tier 1 (regulatory) (6) (9)	1,840,741	1,600,717
Plus:
Trust preferred securities	81,500	81,500
Less:
Disallowed deferred tax asset	—	934
Unrealized gain on changes in fair value of liabilities	2,142	5,412
Tier 1 capital (7) (9)	$1,920,099	$1,675,871
Divided by: Tangible average assets	$19,082,108	$16,868,674
Tier 1 leverage ratio	10.1%	9.9%

Total Capital:
Tier 1 capital (regulatory) (6) (9)	$1,920,099	$1,675,871
Plus:
Subordinated debt	299,316	299,927
Qualifying allowance for credit losses	136,421	124,704
Other	5,595	6,978
Less: Tier 2 qualifying capital deductions	—	—
Tier 2 capital	$441,332	$431,609

Total capital	$2,361,431	$2,107,480

Total capital ratio	13.3%	13.2%

Classified assets to Tier 1 capital plus allowance:
Classified assets	$220,567	$211,782
Divided by:
Tier 1 capital (7) (9)	1,920,099	1,675,871
Plus: Allowance for credit losses	136,421	124,704
Total Tier 1 capital plus allowance for credit losses	$2,056,520	$1,800,575

Classified assets to Tier 1 capital plus allowance (8) (9)	10.7%	11.8%

(6), (7), (8), (9) See Non-GAAP Financial Measures footnotes on page 22.

Non-GAAP Financial Measures Footnotes

(1)	We believe these non-GAAP measurements provide a useful indication of the cash generating capacity of the Company.
(2)	We believe this non-GAAP measurement is a key indicator of the earnings power of the Company.
(3)	We believe this non-GAAP ratio provides an important metric with which to analyze and evaluate financial condition and capital strength.
(4)	We believe this non-GAAP measurement improves the comparability to other institutions that have not engaged in acquisitions that resulted in recorded goodwill and other intangibles.
(5)	We believe this non-GAAP ratio provides a useful metric to measure the operating efficiency of the Company.
(6)
Under the current guidelines of the Federal Reserve and the Federal Deposit Insurance Corporation, common equity Tier 1 capital consists of common stock, retained earnings, and minority interests in certain subsidiaries, less most other intangible assets.

(7)
Common equity Tier 1 is often expressed as a percentage of risk-weighted assets. Under the risk-based capital framework, a bank's balance sheet assets and credit equivalent amounts of off-balance sheet items are assigned to one of the risk categories defined under new capital guidelines. The aggregated dollar amount in each category is then multiplied by the risk weighting assigned to that category. The resulting weighted values from each category are added together and this sum is the risk-weighted assets total that, as adjusted, comprises the denominator (risk-weighted assets) to determine the common equity Tier 1 ratio. Common equity Tier 1 is divided by the risk-weighted assets to determine the common equity Tier 1 ratio. We believe this non-GAAP ratio provides an important metric with which to analyze and evaluate financial condition and capital strength.

(8)	We believe this non-GAAP ratio provides an important regulatory metric to analyze asset quality.
(9)	Current quarter is preliminary until Call Report is filed.
CONTACT:
Western Alliance Bancorporation
Dale Gibbons, 602-952-5476